Exhibit 23.1
MAGGART & ASSOCIATES, P.C.
Certified Public Accountants
150 FOURTH AVENUE, NORTH
SUITE 2150
NASHVILLE, TENNESSEE 37219-2417
Telephone (615) 252-6100
Facsimile (615) 252-6105
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement Form S-8 of First Commerce Bancorp, Inc. (No. 333-138100) pertaining to the First Commerce Bank 2002 Stock Option Plan of our reports dated January 19, 2007, with respect to the consolidated financial statements of First Commerce Bancorp, Inc. and subsidiaries included in this Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Maggart & Associates, P.C.
MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee
March 29, 2007